EXHIBIT 5.1

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                  1065 AVENUE OF THE AMERICAS NEW YORK NY 10018
               TEL 212 930 9700 FAX 212 930 9725 WEB WWW. SRFF.COM

March  31,  2006

VIA  ELECTRONIC  TRANSMISSION

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

                        RE: WALKER FINANCIAL CORPORATION
                        FORM SB-2 REGISTRATION STATEMENT
                        --------------------------------

Ladies  and  Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Walker Financial Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration of up to 56,181,919 shares of the Company's common stock.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable under the laws of the State of Delaware, including statutory provisions, all applicable provisions under the Delaware state constitution, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.



/s/  SICHENZIA  ROSS  FRIEDMAN  FERENCE  LLP